NATIONAL BANKSHARES, INC.
-------------------------------------------------------------------------------
P.O. Box 90002
Blacksburg, VA 24062-9002  540/552-2011




                              March 14, 1997




Dear Fellow Stockholder:

     We cordially invite you to attend the Annual Meeting of Stockholders of National Bankshares, Inc. The meeting will be held at the Best Western Red Lion Inn, at the intersection of Route 460 Bypass and Prices Fork Road, Blacksburg, Virginia, on Tuesday, April 8, 1997, at 3:00 p.m.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of Bankshares.

     YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, we urge you to please sign, date and return the Proxy in the enclosed postage-paid envelope as soon as possible, even if you currently plan to attend the meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

     Thank you for your interest and investment in National Bankshares, Inc.

                              Very truly yours,



                              James G. Rakes
                              President and
                              Chief Executive Officer
                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS





To the Stockholders of National Bankshares, Inc.:

     NOTICE is hereby given that the 1997 Annual Meeting of Stockholders of National Bankshares, Inc. ("Bankshares") will be held at the Best Western Red Lion Inn at the intersection of Route 460 Bypass and Prices Fork Road, Blacksburg, Virginia, on Tuesday, April 8, 1997, at 3:00 p.m. The Meeting is for the purpose of considering and acting upon:

     1. The election of three Class 1 directors for a term of three years each.
          The election of two Class 2 directors for a term of one year each. The election of two Class 3 directors for a term of two years each.

     2. The transaction of such other business as may properly come before the Meeting or any adjournments thereof.

          NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

     Only stockholders of record at the close of business on March 12, 1997, are entitled to receive notice of and to vote at the Meeting, or at any adjournments of the Meeting.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding matters proposed to be acted upon at the Meeting.

     TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, FOR WHICH A RETURN ENVELOPE IS PROVIDED. THE PROXY WILL NOT BE USED IF YOU ATTEND AND VOTE IN PERSON AT THE MEETING. IT IS REVOCABLE AT ANY TIME PRIOR TO ITS EXERCISE.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              Marilyn B. Buhyoff
                              Secretary

Blacksburg, Virginia
March 14, 1997

                                PROXY STATEMENT
                                       OF
                           NATIONAL BANKSHARES, INC.
                             100 SOUTH MAIN STREET
                              BLACKSBURG, VA 24060
                                 P.O. BOX 90002
                           BLACKSBURG, VA 24062-9002
                                 540 / 552-2011
                                 --------------
                         ANNUAL MEETING OF STOCKHOLDERS
                            TUESDAY,  APRIL 8, 1997


     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of National Bankshares, Inc. ("Bankshares" or the "Company") to be used at the 1997 Annual Meeting of Stockholders to be held at the Best Western Red Lion Inn, at the intersection of Route 460 Bypass and Prices Fork Road, Blacksburg, Virginia, at 3:00 p.m., on Tuesday, April 8, 1997, and at any adjournments thereof. The approximate mailing date of the Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy is March 14, 1997.

                             REVOCATION OF PROXIES
                             ---------------------

     Stockholders who execute proxies retain the right to revoke them at any time prior to the actual voting of the proxies. Proxies may be revoked by written notice received prior to the Meeting, by attending the Meeting and voting in person or by submitting a signed proxy bearing a later date. A written notice revoking a previously executed proxy should be sent to National Bankshares, Inc., P.O. Box 90002, Blacksburg, Virginia 24062-9002, Attention:
James G. Rakes. Unless revoked, the shares represented by properly executed proxies will be voted at the Meeting in accordance with the instructions thereon. Where no instructions are indicated, proxies will be voted for the nominees for directors set forth in Proposal No. 1 as more fully disclosed below in this Proxy Statement.

     An Annual Report to Stockholders, including the financial statements for the year ended December 31, 1996, is being mailed to you concurrently with this Proxy Statement, but should not be considered proxy solicitation material.

                     VOTING SECURITIES AND STOCK OWNERSHIP
                     -------------------------------------

     As of March 14, 1997, Bankshares had 3,792,833 shares of Common Stock ($2.50 par value) issued and outstanding. Each of the above shares is entitled to one vote at the Annual Meeting. Only those stockholders of record at the close of business on March 12, 1997, will be entitled to vote at the Meeting or at any adjournments.

     A majority of votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") which are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. If a quorum is established, directors will be elected by a



plurality of votes cast by shares entitled to vote at the Annual Meeting. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                  --------------------------------------------

     As of March 14, 1997, no single person or group was known to Bankshares to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company.

              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
              ---------------------------------------------------

     The following table sets forth, as of March 14, 1997, certain information regarding the beneficial ownership of Bankshares' Common Stock by each director and nominee and each named executive officer and by all directors and executive officers as a group. Unless otherwise noted in the footnotes to the table, the named persons have sole voting and investment power with respect to all outstanding shares of Common Stock shown as beneficially owned by them.

                                    Shares  of Common  StockPercentage
         Name of                    Beneficially Owned as   of
         Beneficial Owner           of March 14, 1997       Class
         -------------------------------------------------------------
         Charles L. Boatwright           12,792 (1.)        *

         T. C. Bowen, Jr.                44,393 (2.)        1.17

         Robert E. Christopher, Jr.      13,793 (3.)        *

         Alonzo A. Crouse                50,953 (4.)        1.34

         R. E. Dodson                    59,454 (5.)        1.56

         Paul A. Duncan                  11,862 (6.)        *

         William T. Peery                49,953 (7.)        1.32

         James G. Rakes                  17,893 (8.)        *

         Jeffrey R. Stewart              21,606             *

         All current Directors and
         Executive Officers as a
         Group (12 persons)             293,718             7.74
         -------------------------------------------------------------
  *  Represents less than 1% of the Company's outstanding Common Stock.

     (1.) Includes 3,387 shares owned jointly with spouse  and 586 shares owned by spouse jointly with children.
     (2.) Includes 26,479 shares owned as trustee of a trust for spouse.
     (3.) Includes 1,200 shares owned by spouse.
     (4.) Includes 25,500 shares owned by spouse, 1,745 shares owned by spouse jointly with children, 700 shares owned jointly with spouse and grandchildren and 1,008 held by a partnership in which Mr. Crouse is a general partner.
     (5.) Includes 29,270 shares owned by spouse.
     (6.) Includes  1,253 shares owned by spouse  and 88 shares owned by spouse as custodian.
     (7.) Includes 399 shares owned by spouse, 10,950 shares owned as fiduciary and 3,630 shares owned in corporate name.
     (8.) Includes 5,600 shares owned jointly by spouse, 444 shares owned by a child, 444 shares owned as custodian and 5,271 shares owned through National Bankshares, Inc. Employee Stock Ownership Plan.



                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS
                     --------------------------------------

     Bankshares' Articles of Incorporation provide that the directors shall be divided into three classes (1, 2 and 3) with each class as nearly equal in number as possible and the term of office of each class ending in successive years. The Articles of Incorporation also provide that the number of directors shall be set by the Corporation's Bylaws, but shall not be less than nine, nor more than twenty-six. For the purpose of the election of directors at the Annual Meeting, the number of directors set forth in the Bylaws is nine.

     Pursuant to the Agreement and Plan of Merger ("the Plan"), whereby Bankshares merged with Bank of Tazewell County, former Bankshares' Directors L.
A. Bowman, James M. Shuler, J. Lewis Webb, Jr. and Paul P. Wisman resigned from the Board of Directors on May 31, 1996. Effective on that same date, T. C. Bowen, Jr., Alonzo A. Crouse, R. E. Dodson and William T. Peery were elected to the Board of Directors to serve until the 1997 Annual Meeting, and these directors were not assigned to a specific class. The Plan provides that these four directors should be spread as equally as possible among the three classes.

     There are currently three Class 1 Directors, Robert E. Christopher, Jr., Paul A. Duncan and James G. Rakes. In order to balance the classes as provided in the Plan, Dr. Christopher and Mr. Duncan have been nominated for re-election as Class 1 Directors and Mr. Bowen has been nominated to serve as a Class 1 Director. Mr. Rakes has submitted his resignation as a Class 1 director, effective upon his election as a Class 2 director by the stockholders at the Annual Meeting, and Mr. Rakes has been nominated as a Class 2 director. Mr. Crouse has been nominated to serve as a Class 2 director, and Mr. Dodson and Mr. Peery have been nominated as Class 3 directors.

     The Class 1 directors will serve for a term of three years which expires at the Annual Meeting in the year 2000, or until their successors are elected and qualified. The newly-elected Class 2 directors will serve for a one year term until the 1998 Annual Meeting, and the Class 3 directors will serve for two years until the 1999 Annual Meeting, both until their successors are elected and qualified.

     It is the intention of the persons named as proxies, unless instructed otherwise, to vote for the election of the three nominees for Class 1 director, the two nominees for Class 2 director and the two nominees for Class 3 director. Each nominee has agreed to serve if elected. If any of the nominees shall unexpectedly be unable to serve, the shares represented by all valid proxies will be voted for the remaining nominees and such other person or persons as may be designated by the Board. At this time, the Board knows of no reason why any nominee might be unable to serve.

     The following information is provided with respect to the three nominees to serve as Class 1 directors, the two nominees for Class 2 director, the two nominees for Class 3 directors and the two incumbent directors who will be continuing in office following the Annual Meeting. All information is provided as of March 14, 1997. No director or nominee is related by blood, marriage or adoption to any other director, nominee or executive officer. No director or nominee serves as a director of any company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or is subject to the requirements of Section 15(d) of the Exchange Act, or of any company registered as an investment company under the Investment Company Act of 1940. Each director or nominee currently serves as a director of either or both of the wholly owned subsidiaries of Bankshares, the National Bank of



Blacksburg ("NBB") and Bank of Tazewell County ("BTC").


                                    Principal
        Name and Age:               Occupation
        Director of Bankshares      (for the past five years unless
        Since                       otherwise noted)
        ----------------------      -------------------------------

                                    NOMINEES
                               CLASS 1 DIRECTORS
                               -----------------
                      (Serving Until 2000 Annual Meeting)

        T. C. Bowen, Jr. (76)       Attorney, Partner, Bowen, Bowen &
        1996                         Bowen, P.C.
                                    Chairman of the Board of BTC
                                    Tazewell, VA

        Robert E. Christopher, Jr.  Retired; prior thereto Pharmacist,
        (68)                         President, Corner Drug, Inc.
        1986                        Chairman of the Board of Bankshares
                                     and of NBB
                                    Blacksburg, VA

        Paul A. Duncan (66)         Automobile Dealer, President,
        1986                         Holiday Motor Corp.
                                    NBB Board Member
                                    Blacksburg, VA

                                    NOMINEES
                               CLASS 2 DIRECTORS
                               -----------------
                      (Serving Until 1998 Annual Meeting)

        Alonzo A. Crouse (57)       Executive Vice President and
        1996                         Cashier, BTC
                                    BTC Board Member and Secretary
                                    Tazewell, VA

        James G. Rakes (52)         President and CEO of Bankshares and
        1986                         of NBB
                                    NBB and BTC Board Member
                                    Blacksburg, VA

                                    NOMINEES
                               CLASS 3 DIRECTORS
                               -----------------
                      (Serving Until 1999 Annual Meeting)

        R. E. Dodson (73)           President and CEO of BTC
        1996                        BTC Board Member
                                    Tazewell, VA

        William T. Peery (73)       President, Cargo Oil, Inc.
        1996                        BTC Board Member
                                    Tazewell, VA












                         DIRECTORS CONTINUING IN OFFICE
                                CLASS 2 DIRECTOR
                                ----------------

        Jeffrey R. Stewart (64)     Senior V. P., Instructional
        1986                         Performance Systems, Inc.;
                                     prior thereto Professor of
                                     Business Education, Virginia
                                     Polytechnic Institute and State
                                     University
                                    NBB Board Member
                                    Blacksburg, VA

                                CLASS 3 DIRECTOR
                                ----------------

        Charles L. Boatwright (71)  Physician, Carilion Family Medicine
        1986                         C. L. Boatwright Clinic
                                    Vice Chairman of the Board of
                                     Bankshares and NBB
                                    Blacksburg, VA


                          BOARD OF DIRECTORS MEETINGS,
                          ----------------------------
                    COMMITTEES, COMPENSATION AND ATTENDANCE
                    ---------------------------------------

     Board of Directors Meetings
     ---------------------------

     In fiscal year 1996 the Board of Directors of Bankshares held four regular meetings and two special meetings. The Board meets quarterly on the second Wednesday in February, May, August and November.

     Board Committees
     ----------------

     The Bankshares Board has standing audit and compensation committees, comprised of directors Christopher (Chairman), Boatwright, Bowen, Duncan, Peery and Stewart. These committees did not meet in 1996. There is no standing nominating committee.

     Prior to the merger with BTC which became effective on May 31, 1996, Bankshares conducted substantially all of its business through NBB, its wholly owned subsidiary. Prior to the reorganization of the Bankshares Board which was associated with the BTC merger, all directors of Bankshares were also directors of NBB. The NBB Board has standing audit and compensation committees, but no standing nominating committee.

     The NBB Audit Committee, comprised of Bankshares and NBB directors Christopher and Stewart and NBB directors James M. Shuler and J. Lewis Webb, Jr., met on five occasions prior to the BTC merger effective date. The Audit Committee met with external auditors, reviewed their reports and presented them to the full Board of Directors. The Committee reviews all internal bank audit reports and meets regularly with the internal auditor.






     The NBB Salary and Personnel Committee makes recommendations concerning compensation, fringe benefits and other personnel matters. The Personnel Committee is made up of Bankshares and NBB directors Boatwright and Duncan and NBB directors L. A. Bowman and Paul P. Wisman, and it met three times prior to the reorganization of the Bankshares Board on May 31, 1996. This Committee makes a written report to the Bankshares Board concerning recommended compensation and benefits for Mr. Rakes, whose salary and benefits were paid entirely by NBB in 1996.

     Board Compensation
     ------------------

     Members of the Board of Directors of Bankshares are paid a $200 fee for each regular or special Board meeting they attend.

     Dr. Boatwright, Dr. Christopher, Mr. Duncan, Mr. Rakes and Dr. Stewart, Bankshares directors who are also directors of NBB, receive a semi-annual retainer fee of $2,000 for their service on the NBB Board and an NBB Board meeting attendance fee of $300 (increase from $250 on July 1, 1996). In addition, they are paid $150 (increased from $125 on July 1, 1996) for each committee meeting they attend.

     In 1996 three of these directors, Dr. Boatwright, Dr. Christopher and Mr. Duncan received payments from an NBB Board of Directors deferred compensation plan in which they participated from 1985 to 1989. Dr. Boatwright received $3,324, Dr. Christopher was paid $4,311 and Mr. Duncan received $5,231 during fiscal year 1996.

     Mr. Bowen, Mr. Crouse, Mr. Dodson, Mr. Rakes and Mr. Peery, directors of Bankshares who are also members of the Board of Directors of BTC, are paid fees of $300 per meeting for their services as BTC directors, including attendance at regular and special BTC Board meetings and committee meetings.

     Board Attendance
     ----------------

     Every incumbent member of the Bankshares Board attended more than 75% of the total number of meetings of the Board of Directors held during the period in 1996 in which he was a director.

                             EXECUTIVE COMPENSATION
                             ----------------------

     Bankshares, NBB and BTC are organized in a holding company/subsidiary bank structure. Bankshares has no employees, except for officers, and it conducts substantially all of its operations through the subsidiary banks. All compensation paid to Bankshares' employees is paid by NBB, except for fees paid by Bankshares to President and Chief Executive Officer James G. Rakes for his service as a director of the Company. All compensation paid to BTC President and CEO R. E. Dodson is paid by BTC, except for his Bankshares directors' fees.

     Executive Compensation Summary Table
     ------------------------------------

     The following table sets forth information concerning total compensation earned or paid to James G. Rakes, President and Chief Executive Officer of Bankshares and of NBB, for all services rendered to Bankshares, NBB and BTC during each of the last three fiscal years. The same information is provided



for R. E. Dodson, President and Chief Executive Officer of BTC, for all services rendered to Bankshares and BTC. Mr. Rakes and Mr. Dodson are the only individuals whose total salary and bonus were in excess of $100,000 during any of these three years.

                           SUMMARY COMPENSATION TABLE

                                     Annual Compensation
                                     -------------------
                                                          All Other
         Name and Principal         Salary($)   Bonus($)  Compensation
         Position           Year       (1.)       (2.)    ($)(3.)
         -------------------------------------------------------------

         James G. Rakes     1996     164,925     99,000      9,500
         President and CEO  1995     155,900     90,000     21,000
         of Bankshares and  1994     147,375     82,500     18,775
         NBB

         R. E. Dodson       1996      93,850     10,200     57,750
         President and CEO  1995      91,090     11,050     57,750
         of BTC             1994      90,910     12,325     43,310

     (1.) Includes amounts received by Mr. Rakes as directors' fees from Bankshares, NBB and BTC, as well as amounts deposited by Mr. Rakes into The National Bank of Blacksburg Retirement Accumulation Plan, a 401(k) plan.

          Includes amounts received by Mr. Dodson as directors' fees from Bankshares and BTC.

     (2.) Discretionary bonuses were paid to Mr. Rakes for performance in 1994,
          1995 and 1996. In addition, contributions for Mr. Rakes' benefit were made to the Capital Accumulation Plan (described under "EMPLOYMENT AGREEMENT AND CHANGE IN CONTROL AGREEMENT" below) as awards for Mr. Rakes' performance in those years. Mr. Rakes is not yet vested in sums held in the Capital Accumulation Plan.

          Mr. Dodson received a bonus based upon a percentage of salary in the years 1994, 1995 and 1996. All employees of BTC were awarded bonuses equal to the same percentage of salary.

     (3.) For 1994 and 1995,  includes amounts contributed by NBB on Mr. Rakes'
          behalf as a matching contribution under The National Bank of Blacksburg Retirement Accumulation Plan and amounts contributed on his behalf to The National Bankshares, Inc. Employee Stock Ownership Plan. For fiscal 1996, includes only $9,500 as a matching contribution under the Retirement Accumulation Plan, since the 1996 Company contribution to The National Bankshares, Inc. Employee Stock Ownership Plan has not yet been allocated among the plan participants.

          This amount reflects twelve months of pension benefits paid to Mr. Dodson pursuant to BTC's Employee Pension Plan.







     Retirement Plans
     ----------------

     NBB maintains a tax-qualified, noncontributory retirement plan for qualified employees called The National Bank of Blacksburg Retirement Income Plan (the "NBB Plan"). The NBB Plan, a defined benefit plan, became effective on February 1, 1984, when NBB amended and restated its previous pension plan. This plan covers all officers and employees who have reached age twenty-one and have had one year of eligible service on the January 1 or July 1 enrollment dates. Employee benefits are fully vested after five years of service, with no partial vesting prior to completion of five years of service. Retirement benefits at the normal retirement age of sixty-five are calculated at 2 2/3% of the employee's average monthly compensation multiplied by the number of years of service, up to a maximum of twenty-five years. The average monthly compensation is determined by averaging compensation over the five highest paid consecutive years in the employee's final ten years of employment. Retirement benefits under the plan are normally payable in the form of a straight life annuity, with ten years guaranteed; however, lump-sum payments are possible in some instances. Amounts payable are not offset by Social Security payments. The compensation covered by the Retirement Plan includes the total of all amounts paid to a participant by NBB for personal services reported on the participant's federal income tax withholding statement (Form W-2), except that earnings were limited to $200,000, indexed for the cost of living, until 1994. In 1994, the earnings limit was decreased to $150,000, which will be indexed for the cost of living after 1994. For 1996, covered compensation for Mr. Rakes is $150,000. The Retirement Plan continues a special transition rule in order to protect the retirement benefit of any participant who is affected by the $150,000 compensation limit. This transition rule provides that the retirement benefit of any such participant will be the greater of (1) the participant's retirement benefit calculated under the formula at the applicable time after 1993 or (2) the sum of the participant's benefit calculated as of December 31, 1993, plus the participant's retirement benefit calculated under the benefit formula based on post-1993 service.

     The following table shows the estimated annual benefits payable from the NBB Plan upon retirement based on specific compensation and years of credited service classifications, assuming continuation of the present plan and retirement on January 1, 1997, at age sixty-five.

                             NBB PENSION PLAN TABLE

                                      Years of Service
                      -----------------------------------------------
         Remuneration    15        20        25        30       35
         ------------------------------------------------------------
         $125,000       50,000   66,667    83,333    83,333    83,333
          150,000       60,000   80,000   100,000   100,000   100,000
          175,000       60,000   80,000   100,000   100,000   100,000
          200,000       60,000   80,000   100,000   100,000   100,000


     The benefit amounts listed in the table are computed as straight life annuity.

     On January 1, 1997, President and Chief Executive Officer, James G. Rakes, had fifteen years of credited service in the NBB Retirement Income Plan, and at normal retirement he will have twenty-eight years of credited service.



     BTC maintains a tax-qualified non-contributory retirement plan for qualified employees under the Bank of Tazewell County Employee Pension Plan (the "BTC Plan"). The BTC Plan was initially effective on October 20, 1965, but was amended in its entirety effective October 20, 1989. The BTC Plan covers all officers and employees who, as of April 20 or October 20 of any year, have reached the age of twenty-one and who have had one year of service. BTC is required under the BTC Plan to make contributions to a related trust in such amounts as are estimated to be sufficient to provide the required benefits under such Plan determined on an actuarially sound basis. Benefits generally commence on the later of a participant reaching age 65 or the date on which the participant completes five years of participation in the BTC Plan. The normal form of benefit is a monthly pension payable during the participant's lifetime with a minimum of 120 monthly payments, but other payment options may be elected under certain circumstances. In general, the standard monthly pension benefit is equal to the sum of (1) 1.5% of "plan compensation" multiplied by the years of credited service (but not in excess of 35 years) at normal retirement date, plus (2) .59% of "plan compensation" in excess of $800 multiplied by the years of credited service (but not in excess of 35 years). "Plan compensation" is equal to the highest monthly average obtained from the sum of any of a participant's five annual compensation amounts divided by the number of months such participant was compensated during such period. For purposes of such calculation, annual compensation may not exceed $200,000. In 1994, the earnings limit was decreased to $150,000, which will be indexed for inflation after 1994.

     The following table shows the estimated annual benefits payable from the BTC Plan upon retirement for specific compensation and years of service classifications, assuming continuation of the BTC Plan in its present form and retirement on January 1, 1997.

                             BTC PENSION PLAN TABLE

                                      Years of Service
                      -----------------------------------------------
         Remuneration    15        20        25        30       35
         ------------------------------------------------------------
         $ 25,000        6,988    9,317    11,647    13,976    16,305
           50,000       14,825   19,767    24,709    29,651    34,593
           75,000       22,663   30,217    37,772    45,326    52,880
          100,000       30,500   40,667    50,834    61,001    71,168

     Mr. Dodson's benefits under the BTC Plan are fully vested and funded. Mr. Dodson began receiving a monthly benefit of $4,812 on April 1, 1994, which is in addition to his salary at BTC.

     Employment Agreement and Change in Control Arrangement
     ------------------------------------------------------

     On May 7, 1992, Bankshares and Mr. Rakes entered into an employment agreement providing for the continued employment of Mr. Rakes as President and Chief Executive Officer of Bankshares and of NBB at an annual base salary of at least $120,000, plus incentive compensation and other employee and executive benefits. Pursuant to a lease arrangement between Bankshares and NBB, NBB leases Mr. Rakes' services from Bankshares and has agreed to pay his base salary and discretionary bonus, fund the Capital Accumulation Plan (described below) and furnish employee and executive benefits under the employment agreement.



     The employment agreement provides that if Mr. Rakes' employment is terminated by Bankshares for reasons other than death, disability or cause (all as defined in the agreement), or by Mr. Rakes for good reason (as defined in the agreement), Bankshares will pay Mr. Rakes, for a twenty-four month period following the date of termination, an amount equal to the highest monthly rate of base salary paid to Mr. Rakes at any time under the employment agreement. If the parties agree, this amount may also be paid in a lump-sum payment. During the period that the above payments are being made, Mr. Rakes also will be entitled to participate in Bankshares' and NBB's employee benefit plans or to receive substantially similar benefits.

     The employment agreement also establishes a Capital Accumulation Plan ("CAP") for the benefit of Mr. Rakes. The CAP is funded through annual contributions made by NBB under an agreement with Bankshares. The amount that NBB contributes to the CAP each year is based on (1) return on assets as a percentage of the target established in the three-year performance goals adopted by the Board of Directors of NBB and (2) net income before tax expense as a percentage of that target. A minimum of 85% must be achieved in each of
(1) and (2) above in order for a contribution to be made. Contributions are made in multiples of units, with 250 units to be funded each year. The unit value will vary between $50 and $200 depending on what percentages of the targets are actually achieved. Contributions for achievements for any given calendar year must be made prior to February 28th of the next following year.

     Vested benefits under the CAP are payable beginning on the later of January 1, 2002, or January 1 of the year following any year in which Mr. Rakes leaves Bankshares' employment, or in the case of hardship as determined by the Board upon written request. Benefits in the CAP vest as follows: 20% of all contributions and accrued interest thereon will vest after six years of service in the CAP, and an additional 20% will vest each year thereafter until 100% vesting after ten years of service is achieved. However, if Mr. Rakes' employment is terminated within thirty-six months following a change in control (as defined in the agreement), for any reason other than for cause (as defined in the agreement), Mr. Rakes' interest in the CAP at such time will be automatically vested. In the event of termination, except where termination occurs within the thirty-six months following a change in control, and including termination for disability (as defined in the agreement), Mr. Rakes shall be deemed to be vested in the CAP at least 20%. The value of NBB's contribution to the CAP with respect to 1996 performance is included in the "Bonus" column of the "Summary Compensation Table" above.


                 COMPENSATION COMMITTEE REPORT ON COMPENSATION
                 ---------------------------------------------
                      OF EXECUTIVE OFFICERS OF THE COMPANY
                      ------------------------------------

     The Compensation Committee of the Bankshares Board ("the Bankshares Committee") is ultimately responsible for administering the policies governing the annual compensation paid to executive officers, including the Chief Executive Officer, of Bankshares. The Bankshares Committee is made up of the six members of the Board of Directors who are not officers or employees of the Company or of its subsidiaries, NBB and BTC. Because substantially all compensation paid to Mr. Rakes and the other executive officers of Bankshares is paid by NBB and substantially all compensation paid to Mr. Dodson is paid by BTC, the Bankshares Committee relies heavily on reports submitted by the Salary and Personnel Committee of the NBB Board and by the BTC Board of Directors. The NBB Salary and Personnel Committee is made up of four directors who are not



officers  or  employees of  NBB  or Bankshares.    The BTC  Board  of Directors
excludes directors who are officers or employees of BTC or Bankshares from deliberations concerning executive compensation.

     Executive Officer Compensation
     ------------------------------

     Except in the case of Mr. Rakes and Mr. Dodson, the sole component of compensation of executive officers is salary paid by NBB. NBB's program for executive officers (other than the Chief Executive Officer) currently does not include any bonus or other incentive program directly linking executive compensation to the performance of NBB or Bankshares, except that annual contributions to the National Bankshares, Inc. Employee Stock Ownership Plan made on behalf of participating employees, including executive officers, have been based upon a percentage of NBB's net profits.

     The NBB Salary and Personnel Committee ("the NBB Committee") establishes annual salary ranges for each executive officer position (not including the position of Chief Executive Officer) after considering a salary survey published annually by the Virginia Bankers Association of commercial banks of similar asset size located in central and southwest Virginia, reviewing salary information about comparable local jobs and evaluating the economic conditions which may be unique to the locations in which NBB does business. In establishing salary ranges, the NBB Committee balances the need to offer salaries which are competitive with peers with the need to maintain careful control of salary and benefits expense. Individual salaries, within the salary ranges established by the NBB Committee, are determined by the Chief Executive Officer, based on his subjective assessment in each case of the nature of the position, as well as the contribution, performance, experience and tenure of the executive officer. The Chief Executive Officer reports to the NBB Committee on compensation of executive officers at least annually.

     The BTC Board of Directors, sitting as a compensation committee without directors who are employees of BTC or Bankshares, considers bank performance and profitability and salaries paid to individuals holding similar positions in determining Mr. Dodson's salary. All BTC employees are paid an annual year end performance bonus equal to a fixed percentage of base salary and Mr. Dodson participates in this bonus.

     Compensation of Chief Executive Officer
     ---------------------------------------

     As President and Chief Executive Officer, Mr. Rakes is compensated pursuant to an employment agreement (the "Agreement"), which is described under "EMPLOYMENT AGREEMENT AND CHANGE IN CONTROL ARRANGEMENT" above. An independent consultant retained by the Board of Directors of Bankshares provided significant guidance in the design of the compensation package contained in the agreement and also reviewed the base level of compensation contemplated, prior to the Board's approval of the Agreement in 1992.

     The principal components of Mr. Rakes' compensation under the Agreement are salary, incentive bonus and Company contributions to a Capital Accumulation Plan for his benefit. This compensation package is intended to promote the continued success and growth of Bankshares by creating incentives based on the overall performance of the Company and to help assure Mr. Rakes' continued service at NBB and Bankshares by offering him an opportunity to earn competitive levels of total cash compensation.




     Since the inception of the Capital Accumulation Plan, Mr. Rakes' compensation through the CAP has been substantially related to Bankshares' performance, because until May 31, 1996, NBB was the sole subsidiary of Bankshares. Because the BTC merger was completed in mid 1996, the NBB Committee recommended to the Bankshares Board Compensation Committee, which agreed, that the 1996 CAP contributions would be determined using only NBB's operating results. The CAP contribution for Mr. Rakes' benefit is calculated using a specific formula that is based upon NBB achieving previously defined levels of return on assets and net income before taxes. The Plan encourages advance budget planning by establishing rolling three-year performance goals. 1996 budget performance goal targets established in 1993 were to achieve net income before taxes of $4.2 million and return on assets of 1.50%. NBB net earnings before taxes reached a record of $5.7 million, and return on assets was 2.00%. These results exceeded target goals by more than 120%.

     In making its recommendation to the Bankshares Compensation Committee concerning the other important elements of Mr. Rakes' annual compensation, salary and incentive bonus, the NBB Committee considered several factors. The Committee made a subjective assessment of Mr. Rakes' contribution to NBB. It found satisfactory performance, and it conducted a review of salaries paid to other individuals holding similar positions. In researching comparable salaries, the Committee consulted the Virginia Bankers Association Annual Salary Survey, a nationwide survey of top executive compensation in financial institutions and other available public documents. The NBB Salary and Personnel Committee and the Bankshares Compensation Committee considered Mr. Rakes' contribution to the successful completion of the Company's merger with BTC and his increased job responsibilities as a result of the merger. These factors, as well as a comparison of the performance of Bankshares to local and national peers, are all reflected in the Compensation Committee's approval of the amounts of Mr. Rakes' 1996 salary and incentive bonus.

                                          Members of the Compensation Committee
                                              R. E. Christopher, Jr. (Chairman)
                                                               C. L. Boatwright
                                                               T. C. Bowen, Jr.
                                                                   P. A. Duncan
                                                                    W. T. Peery
                                                                  J. R. Stewart

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
          -----------------------------------------------------------

     Directors Christopher, Boatwright, Bowen, Duncan, Peery and Stewart make up the Compensation Committee of Bankshares. None of these individuals is now, or has in the past been, an officer or employee of Bankshares or of Bankshares' subsidiaries, NBB and BTC. Dr. Boatwright and Mr. Duncan serve on the Salary and Personnel Committee of NBB. Mr. Bowen and Mr. Peery are members of the Board of Directors of BTC, which serves as BTC's compensation committee after excluding inside directors. No executive officer of Bankshares, NBB or BTC served as a director of another entity which had an executive officer serving on the Bankshares Compensation Committee. No executive officer of Bankshares, NBB or BTC served as a member of the compensation committee of another entity which had an executive officer who served as a director of Bankshares, since Mr. Rakes does not participate in BTC Board of Directors compensation committee matters. None of the members of the Bankshares Compensation Committee, or any business organizations or persons with whom they may be associated, has had any transactions with Bankshares or its subsidiaries, except as explained in "Certain Transactions with Officers and Directors" below.



                               PERFORMANCE GRAPH
                               -----------------

     The following graph compares the yearly percentage change in the cumulative total of shareholder return on Bankshares' Common Stock with the cumulative return on Standard & Poor's 500 Stock Index (the "S&P 500") and a peer group index comprised of southeastern independent community banks and bank holding companies for the five-year period commencing on December 31, 1991, and ending on December 31, 1996. These comparisons assume the investment of $100 in Bankshares' Common Stock and in each of the indices on December 31, 1991, and the reinvestment of dividends.

                          FIVE YEAR PERFORMANCE GRAPH


                                  1991   1992  1993   1994  1995   1996
                                  ----   ----  ----   ----  ----   ----
       NATIONAL BANKSHARES, INC.   100   120    184   332    347   416
       INDEPENDENT BANK INDEX      100   130    163   197    268   313
       S&P 500 INDEX               100   108    118   120    165   203


     The following companies comprise the peer group: Seacoast Banking Corp., Capital City Bank Group, Inc., Fidelity National Corp., PAB Bankshares, Inc., First Charter Corp., Bank of Granite Corp., Carolina First Bancshares, Inc., Triangle Bancorp, Inc., FNB Financial Services Corp., First Bancorp, CNB Corporation, First Farmers & Merchants Corp., Pioneer Bancshares, Inc., First Pulaski National Corporation, FNB Corporation, Second National Financial Corp., American National Bankshares, Inc., George Mason Bankshares, Inc., Planters Bank & Trust Company and National Bankshares, Inc.

                CERTAIN TRANSACTIONS WITH OFFICERS AND DIRECTORS
                ------------------------------------------------

     Both NBB and BTC extend credit in the ordinary course of business to Bankshares' directors and executive officers and corporations, business organizations and persons with whom Bankshares' directors and executive officers are associated at interest rates prevailing for comparable transactions with the general public at the time credit is extended. These extensions of credit are made with the same requirements as to collateral as those prevailing at the time for comparable transactions with other persons. In the opinion of management, none of such presently outstanding transactions with management involve a greater than normal risk of collectibility or present other unfavorable features.

     During 1996, the law firm of Bowen, Bowen & Bowen, P.C., in which Bankshares and BTC director T. C. Bowen is a partner, provided legal services to BTC. It is anticipated that this law firm will continue to provide legal services to BTC in the future.

                             SELECTION OF AUDITORS
                             ---------------------

     KPMG Peat Marwick LLP, Certified Public Accounts, have performed independent year-end audits of Bankshares since its formation in 1986. Each year, generally late in the calendar year, the Board of Directors selects an audit firm to perform an independent audit. That selection has not yet been made for 1997.



     A representative of KPMG Peat Marwick is expected to be present at the Annual Meeting. That representative will have the opportunity to make a statement at the Meeting and will be available to respond to appropriate questions.

                            EXPENSES OF SOLICITATION
                            ------------------------

     The cost of solicitation of proxies will be borne by Bankshares. In addition to solicitations by mail, directors, officers and regular employees of Bankshares and of NBB and BTC may solicit proxies personally or by telephone or telegraph without additional compensation. It is contemplated that brokerage houses and nominees will be requested to forward proxy solicitation material to the beneficial owners of the stock held of record by such persons, and
Bankshares  may  reimburse  them  for  their  charges   and  expenses  in  this
connection.

                           1998 STOCKHOLDER PROPOSALS
                           --------------------------

     In order to be considered for inclusion in the proxy materials of Bankshares for the 1998 Annual Meeting of Stockholders, a stockholder proposal intended to be presented at the Meeting must be delivered to Bankshares' headquarters at 100 South Main Street, Blacksburg, Virginia, 24060, or received by mail at P.O. Box 90002, Blacksburg, Virginia 24062-9002, no later than December 11, 1997. Bankshares' Bylaws include provisions setting forth specific conditions under which business may be transacted at an annual meeting of stockholders.

                                 OTHER BUSINESS
                                 --------------

     All properly executed proxies received by Bankshares will be voted at the Annual Meeting in accordance with the specifications contained therein.

     The Board of Directors does not know of any other matters to be presented for action at the Annual Meeting other than those listed in the Notice of Meeting and referred to in this Proxy Statement. The enclosed proxy confers discretionary authority, however, with respect to the transaction of any other matters that may properly come before the Meeting, and it is the intention of the persons named in the proxy to vote in accordance with their judgement on any such matter.

                         BY ORDER OF THE BOARD OF DIRECTORS



                         Marilyn B. Buhyoff
                         Secretary

Blacksburg, Virginia
March 14, 1997


A COPY OF BANKSHARES' ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO: MARILYN B. BUHYOFF, SECRETARY, NATIONAL BANKSHARES, INC., P.O. BOX 90002, BLACKSBURG, VIRGINIA 24062-9002.




           NATIONAL BANKSHARES, INC.        THIS PROXY IS SOLICITED ON BEHALF
             100 South Main Street              OF THE BOARD OF DIRECTORS
             Blacksburg, VA 24060               The undersigned hereby  appoints
                P.O. Box 90002             Lindsay   Coleman,   of   Blacksburg,
           Blacksburg, VA 24062-9002       Virginia  and   Howard  H.   Hale  of
                                           Bluefield, West  Virginia, or each of
                     PROXY                 them,  as   Proxies,  each  with  the
     ------------------------------------  power to  appoint his substitute, and hereby authorizes  them to  represent
                                           and to vote as  designated below, all
                                           the  shares   of   Common  Stock   of
                                           National  Bankshares,  Inc.  held  of
                                           record by  the  undersigned on  March
                                           12, 1997,  at the  Annual Meeting  of
                                           Stockholders to  be held  on April 8,
                                           1997,   or   at   any    adjournments
                                           thereof.

1.   Election of Directors
     (  ) FOR all nominees listed below           (  ) WITHHOLD AUTHORITY
          (except as marked to the                     to vote for all nominees
           contrary below)                             listed below

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
           STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                            T. C. BOWEN, JR. - CLASS 1
                       ROBERT E. CHRISTOPHER, JR. - CLASS 1
                             PAUL A. DUNCAN - CLASS 1
                            ALONZO A. CROUSE - CLASS 2
                             JAMES G. RAKES - CLASS 2
                              R. E. DODSON - CLASS 3
                            WILLIAM T. PEERY - CLASS 3

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.
     IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 SET FORTH ABOVE.
     The undersigned acknowledges receipt of the Proxy Statement dated March 14, 1997.
     Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other
     authorized  officer.   If partnership, please sign in partnership  name by
     authorized person.

Date:                                      Signature

______________________________             ___________________________________

                                           Signature if held jointly

                                           ___________________________________

                   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.